EXHIBIT 2.1

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                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

               BANK UNITED CORP., BUC ACQUISITION CORPORATION II

                                      AND

                        TEXAS CENTRAL  BANCSHARES, INC.


                          DATED AS OF MARCH 23, 1999

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                               TABLE OF CONTENTS


ARTICLE I.
      THE ACQUISITION MERGER.................................................1
      Section 1.1       Acquisition Merger...................................1
      Section 1.2       Articles of Incorporation, Bylaws and Facilities
                        of Surviving Company ................................2
      Section 1.3       Effect of Acquisition Merger.........................2
      Section 1.4       Liabilities of the Surviving Company.................2
      Section 1.5       Acquisition Merger Price.............................3
      Section 1.6       Calculation of BUC Stock Ratio.......................3
      Section 1.7       Dissenting Shares....................................3
      Section 1.8       Exchange of Shares...................................4
      Section 1.9       Approval by Shareholders.............................4
      Section 1.10      Stock Option.........................................4

ARTICLE II.
      REPRESENTATIONS AND WARRANTIES OF TEXAS CENTRAL........................5
      Section 2.1       Organization.........................................5
      Section 2.2       Capitalization.......................................5
      Section 2.3       Approvals; Authority.................................6
      Section 2.4       Investments..........................................6
      Section 2.5       Financial Statements.................................6
      Section 2.6       Title................................................7
      Section 2.7       Environmental Laws...................................7
      Section 2.8       Litigation and Other Proceedings.....................8
      Section 2.9       Taxes................................................8
      Section 2.10      Contracts...........................................10
      Section 2.11      Fidelity Bonds and Insurance........................11
      Section 2.12      No Conflict With Other Instruments..................11
      Section 2.13      Laws................................................11
      Section 2.14      Conduct.............................................12
      Section 2.15      Reserve for Possible Loan Losses....................12
      Section 2.16      Employment Relations................................12
      Section 2.17      Employee Benefit Plans..............................13
      Section 2.18      List of Loans.......................................15
      Section 2.19      Accounting Matters..................................16
      Section 2.20      SEC Status; Securities Issuances....................16
      Section 2.21      Absence of Changes..................................16
      Section 2.22      Brokers and Finders.................................16
      Section 2.23      Absence of Property Taxes and Liens.................16
      Section 2.24      Community Reinvestment Act..........................16

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      Section 2.25      Fair Housing Act, Home Mortgage Disclosure Act and
                        Equal Credit Opportunity Act........................16
      Section 2.26      Usury Laws and Other Consumer Compliance Laws.......17
      Section 2.27      Bank Secrecy Act....................................17
      Section 2.28      Zoning and Related Laws.............................17
      Section 2.29      Securities Laws.....................................17
      Section 2.30      Regulatory Approvals................................17
      Section 2.31      Shareholders' List..................................17
      Section 2.32      Books and Records...................................18
      Section 2.33      Deposit Summary.....................................18
      Section 2.34      Schedules...........................................18
      Section 2.35      Year 2000 Representation............................18
      Section 2.36      Disclosure..........................................18

ARTICLE III.
      REPRESENTATIONS AND WARRANTIES OF BUC.................................18
      Section 3.1       Organization........................................18
      Section 3.2       Capitalization......................................19
      Section 3.3       Issuance of BUC Stock...............................19
      Section 3.4       Approvals; Authority................................19
      Section 3.5       No Conflict With Other Instruments..................19
      Section 3.6       Financial Reports and SEC Documents; Material
                        Adverse Effect......................................20
      Section 3.7       Litigation; Regulatory Action.......................20
      Section 3.8       Community Reinvestment Act..........................20
      Section 3.9       Compliance with Law.................................21
      Section 3.10      Year 2000 Representation............................21

ARTICLE IV.
      COVENANTS OF BUC......................................................21
      Section 4.1       Best Efforts........................................21
      Section 4.2       Information for Applications and Proxy Solicitation.21
      Section 4.3       Confidentiality.....................................22
      Section 4.4       Registration Statement..............................22
      Section 4.5       NASDAQ Listing......................................23
      Section 4.6       Delivery of Reports.................................23
      Section 4.7       Rule 144 Compliance.................................23
      Section 4.8       Publication of Financial Condition..................23
      Section 4.9       Press Releases......................................23

ARTICLE V.
      COVENANTS OF TEXAS CENTRAL............................................24
      Section 5.1       Shareholder Approval and Best Efforts...............24
      Section 5.2       Operations..........................................24
      Section 5.3       Information for Applications and SEC Filings........25

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      Section 5.4       Access to Properties and Records....................26
      Section 5.5       Accounting and Tax Treatment........................26
      Section 5.6       Standstill Provision................................26
      Section 5.7       Proxies.............................................26
      Section 5.8       Dividends...........................................26
      Section 5.9       Accruals............................................27
      Section 5.10      Press Releases......................................27
      Section 5.11      Nature of Deposits..................................27
      Section 5.12      Termination of 401(k) Plan..........................27
      Section 5.13      Incentive Compensation Obligations..................27
      Section 5.14      Vacation Payment Obligations........................27
      Section 5.15      Environmental Reports...............................27
      Section 5.16      Stock Options.......................................28
      Section 5.17      Affiliate Agreement.................................28
      Section 5.18      Directors and Officers' Liability Insurance and
                        Indemnification.....................................28
      Section 5.19      Supplements to Disclosure Schedules.................29

ARTICLE VI.
      CLOSING...............................................................29
      Section 6.1       Closing.............................................29
      Section 6.2       Effective Date......................................30

ARTICLE VII.
      TERMINATION...........................................................30
      Section 7.1       Termination.........................................30
      Section 7.2       Effect of Termination...............................31

ARTICLE VIII.
      CONDITIONS TO OBLIGATIONS OF BUC......................................31
      Section 8.1       Compliance with Representations.....................32
      Section 8.2       Material Adverse Change.............................32
      Section 8.3       Legal Opinion.......................................32
      Section 8.4       Tax Opinion.........................................32
      Section 8.5       Releases............................................32
      Section 8.6       Accounting Letters..................................33
      Section 8.7       Dissenters' Rights..................................33
      Section 8.8       Affiliate Agreements................................33
      Section 8.9       Debt Assumption.....................................33
      Section 8.10      Noncompetition Agreement............................33
      Section 8.11      Environmental Reports...............................33
      Section 8.12      Stock Options.......................................33
      Section 8.13      Closing Day Payment.................................33

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ARTICLE IX.
      CONDITIONS TO OBLIGATIONS OF TEXAS CENTRAL............................34
      Section 9.1       Compliance with Representations.....................34
      Section 9.2       Material Adverse Change.............................34
      Section 9.3       Legal Opinion.......................................34
      Section 9.4       Tax Opinion.........................................34
      Section 9.5       Fairness Opinion; Comfort Letter....................34

ARTICLE X.
      CONDITIONS TO RESPECTIVE OBLIGATIONS OF
      BUC AND TEXAS CENTRAL.................................................35
      Section 10.1      Government Approvals................................35
      Section 10.2      Shareholder Approval................................35
      Section 10.3      Registration of BUC Stock...........................35
      Section 10.4      No Injunction.......................................35

ARTICLE XI.
      EMPLOYEE MATTERS......................................................36
      Section 11.1      Offers to Texas Central Employees...................36
      Section 11.2      Credit for Service with Texas Central...............36
      Section 11.3      Vacation Policy.....................................36
      Section 11.4      Employment Agreements...............................37

ARTICLE XII.
      MISCELLANEOUS.........................................................37
      Section 12.1      Survival of Representations and Warranties..........37
      Section 12.2      Expenses............................................37
      Section 12.3      Notices.............................................37
      Section 12.4      Controlling Law.....................................38
      Section 12.5      Headings............................................39
      Section 12.6       Modifications or Waiver............................39
      Section 12.7      Severability........................................39
      Section 12.8      Consolidation of Agreements.........................39
      Section 12.9      Counterparts........................................39
      Section 12.10     Assignment; Binding on Successors...................39
      Section 12.11     Gender; Plurals.....................................39
      Section 12.12     Disclosures.........................................40
      Section 12.13     Publicity...........................................40
      Section 12.14     No Third Party Beneficiaries........................40
      Section 12.15     Interpretation; Effect..............................40

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                                   EXHIBITS

Exhibit A   Form of Articles of Merger (including Plan of Merger)
Exhibit B   Form of Stock Option
Exhibit C   Form of Voting Agreement and Irrevocable Proxy
Exhibit D   Form of Affiliate Agreement
Exhibit E   Form of Opinion of Counsel to Texas Central
Exhibit F   Form of Release of BUC by Directors and Officers of Texas Central
Exhibit G   Form of Release of Texas Central Directors and Officers by Texas
            Central
Exhibit H   Form of Non-Competition Agreement
Exhibit I   Form of Opinion of Counsel to BUC
Exhibit J   Form of Employment Agreement

                                   SCHEDULES

Schedule 2.1            Subsidiaries and Affiliates
Schedule 2.2            Options, Warrants and Similar Rights
Schedule 2.4            Securities Portfolio
Schedule 2.5            Contingent Liabilities
Schedule 2.7            Environmental Matters
Schedule 2.9(a)         Tax Returns
Schedule 2.9(b)         Tax Deficiencies
Schedule 2.9(c)         Tax Penalties
Schedule 2.10           Contracts
Schedule 2.11           Fidelity Bonds and Insurance
Schedule 2.13           Compliance with Laws
Schedule 2.14           Dividends, Stock Issuances and Indebtedness
Schedule 2.15           Substandard and Similar Loans
Schedule 2.16           Wage Arrearages
Schedule 2.17(a)        Compensation and Benefit Plans
Schedule 2.17(e)        Administration of Benefit Plans
Schedule 2.17(h)        Effects of Acquisition Merger on Benefit Plans
Schedule 2.18           Loans
Schedule 2.21           Changes Since Balance Sheet Date
Schedule 2.23           Property Tax Matters
Schedule 2.33           Deposit Summary
Schedule 5.7            Proxies
Schedule 11.4           Employment Agreements

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                     AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization ("Agreement") dated as of March 23, 1999, is by and among Bank United Corp., a Delaware corporation ("BUC"), BUC Acquisition Corporation II, a Texas corporation ("Acquisition Company"), and Texas Central Bancshares, Inc., a Texas corporation ("Texas Central").

      WHEREAS, BUC and Texas Central believe that the acquisition of Texas Central by BUC in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders.

      NOW, THEREFORE, in consideration of such premises and the mutual representations, warranties, covenants and agreements contained herein, the parties agree as set forth below:

                                 INTRODUCTION

      Texas Central is a bank holding company registered under the Bank Holding Company Act of 1956, as amended ("BHC Act"), which owns 100% of the issued and outstanding capital stock of Texas Central Bank, N.A., a national banking association (the "Texas Central Bank"), indirectly through Texas Central Bancshares of Delaware, Inc. ("Texas Central Delaware"). BUC is a savings and loan holding company within the meaning of the Home Owners' Loan Act, as amended (the "HOLA"), which owns 100% of the issued and outstanding capital stock of Bank United, a federal savings bank ("Bank United"), indirectly through BNKU Holdings, Inc. ("BU Holdings"). This Agreement provides for the acquisition of all of the issued and outstanding common stock, $1.00 par value, of Texas Central (the "Texas Central Stock") by BUC in connection with which Texas Central will become a wholly-owned subsidiary of BUC and will continue its existing operations as a Texas corporation. The acquisition of the Texas Central Stock will be accomplished through the merger of Acquisition Company, a to-be-formed Texas corporation and a wholly-owned subsidiary of BUC, with and into Texas Central, with Texas Central surviving (the "Acquisition Merger"), all pursuant to this Agreement and the Articles of Merger (including the related Plan of Merger) by and between Texas Central, BUC and Acquisition Company, a form of which is attached hereto as EXHIBIT A (the "Articles of Merger").


                                  ARTICLE I.

                            THE ACQUISITION MERGER

      Section 1.1 ACQUISITION MERGER. BUC Acquisition II shall merge with and into Texas Central (the resulting company being referred to as the "Surviving Company") as of the Effective Date, as defined in Section 6.2, under the charter and Articles of Incorporation of Texas Central and each of the outstanding shares of common stock of BUC Acquisition II shall and without any action on the part of BUC be canceled and be converted into shares of common stock of the Surviving

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Company. The shares of common stock of the Surviving Company into which such BUC
Acquisition II common stock is converted shall represent ownership of 100% of the issued and outstanding capital stock of the Surviving Company, all of which shall be owned by BUC.

      Section 1.2 ARTICLES OF INCORPORATION, BYLAWS AND FACILITIES OF SURVIVING COMPANY. At the Effective Date and until thereafter amended, the Articles of Incorporation of the Surviving Company shall be the Articles of Incorporation of Texas Central as in effect at the Effective Date. Until altered, amended or repealed as provided therein and in the Articles of Incorporation of the Surviving Company, the Bylaws of the Surviving Company shall be the Bylaws of Texas Central as in effect at the Effective Date. The main office of the Surviving Company shall be the main office of Texas Central as of the Effective Date, and all corporate acts, plans, policies, contracts, approvals and authorizations of Texas Central and BUC Acquisition II and their respective shareholders, boards of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorization of the Surviving Company and shall be as effective and binding thereon as the same were with respect to Texas Central and BUC Acquisition II respectively, as of the Effective Date.

      Section 1.3 EFFECT OF ACQUISITION MERGER. At the Effective Date, the corporate existence of Texas Central and BUC Acquisition II shall be merged into and continued in the Surviving Company, and the Surviving Company shall be deemed to be a continuation in entity and identity of Texas Central and BUC Acquisition II. All rights, franchises and interests of Texas Central and BUC Acquisition II, respectively, in and to any type of property and chooses in action shall be transferred to and vested in the Surviving Company by virtue of the Merger without any deed or other transfer. Surviving Company, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Texas Central and BUC Acquisition II, respectively, as of the Effective Date.

      Section 1.4 LIABILITIES OF THE SURVIVING COMPANY. At the Effective Date, the Surviving Company shall be liable for all liabilities of Texas Central and BUC Acquisition II. All deposits, debts, liabilities and obligations of Texas Central and of BUC Acquisition II, respectively, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Texas Central or BUC Acquisition II, as the case may be, shall be those of the Surviving Company and shall not be released or impaired by the Merger. All rights of creditors and other obligees and all liens on property of either Texas Central or BUC Acquisition II shall be preserved unimpaired.

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      Section 1.5 ACQUISITION MERGER PRICE. At the Effective Date and upon and by reason of the Acquisition Merger becoming effective, each share of Texas Central Stock issued and outstanding immediately prior to the Effective Date, excluding Dissenting Shares (as defined in Section 1.7 of this Agreement), and any and all rights arising out of ownership of such Texas Central Stock shall, without any action on the part of the holder thereof, be canceled and be converted into the right to receive a number of shares of the Class A Common Stock, $ 0.01par value, which is quoted under the symbol "BNKU" on The NASDAQ Stock Market National Market (the "BUC Stock"), in a ratio to be determined in accordance with Section 1.6 below. BUC shall not issue any certificates for fractional shares of BUC Stock in connection with the Merger. In lieu of issuing fractional shares, BUC shall pay cash for such fractional shares in an amount determined by multiplying the Average Value Per Share, as hereinafter defined, by the fractional share interest in BUC Stock to which the Texas Central shareholder is entitled pursuant to the calculation in accordance with Section
1.6. The Average Value Per Share shall be the average of the daily reported closing sales prices for a share of the BUC Stock in The NASDAQ Stock Market National Market for the twenty successive trading days ending on the trading day that is one trading day prior to closing.

      Section 1.6 CALCULATION OF BUC STOCK RATIO. The number of shares of BUC Stock to be received for each share of Texas Central Stock will be the quotient obtained by dividing (i) 710,000 by (ii) the total number of shares of Texas Central Stock issued and outstanding on the Closing Date, which shall not exceed 350,340 shares (the "Merger Consideration"). In the event that the Average Value Per Share, as calculated in accordance with Section 1.5, is less than $33.57, or the closing sales price of the BUC Stock on the day immediately prior to the proposed Effective Date is less than $32.00, the Board of Directors of Texas Central may terminate this Agreement pursuant to Section 7.1(a)(iv) (B) or (C) hereof.

      Section 1.7 DISSENTING SHARES. Each share of Texas Central Stock issued and outstanding immediately prior to the Effective Date, the holder of which has not voted in favor of the Merger and who has properly perfected his dissenter's rights of appraisal by following the procedures set forth in Texas Business Corporation Act (the "TBCA"), is referred to herein as a "Dissenting Share. " Dissenting Shares owned by each holder thereof who has not exchanged his certificates representing shares of Texas Central Stock for the corresponding share of the Merger Consideration or otherwise has not effectively withdrawn or lost his dissenter's rights, shall not be converted into or represent the right to receive the corresponding share of the Merger Consideration pursuant to
Section 1.5 hereof and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the TBCA. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the TBCA, provided such holder complies with the procedures contemplated by and set forth in the applicable provisions of the TBCA. If any holder of Dissenting Shares shall effectively withdraw or lose his dissenter's rights under the applicable provisions of the TBCA, such Dissenting Shares shall be converted into the right to receive the corresponding share of the Merger Consideration in accordance with the provisions of Section 1.5 hereof. The shares of Texas Central Stock (excluding any Dissenting Shares) issued and outstanding immediately prior to Closing Date are sometimes referred to herein as the "Exchange Shares."

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      Section 1.8 EXCHANGE OF SHARES. (a) On or immediately prior to the
Effective Date, BUC shall deposit in trust with an exchange agent to be selected by BUC (the "Exchange Agent"), for exchange in accordance with this Agreement, certificates representing a number of shares of BUC Stock sufficient to pay the Merger Consideration (excluding any Dissenting Shares), and the cash to be paid in lieu of fractional shares of BUC Stock.

            (b) As soon as practicable after the Effective Date, the Exchange Agent will mail to each holder of record of Exchange Shares a letter of transmittal for use in exchanging such holder's certificates for the corresponding share of the Merger Consideration. Each holder of Exchange Shares, upon surrender of the certificates therefor to the Exchange Agent, accompanied by a duly executed letter of transmittal, shall be entitled to receive (i) a certificate representing that number of whole shares of BUC Stock to which such holder of Exchange Shares shall have become entitled pursuant to the provisions of this Article I, and (ii) a check representing the amount of cash in lieu of fractional shares of BUC Stock, if any, which such holder has the right to receive in respect of the certificate for the Exchange Shares surrendered pursuant to the provisions of this Article I, and the certificate representing the Exchange Shares so surrendered shall be canceled. Until so surrendered, each stock certificate representing the Exchange Shares will be deemed for all corporate purposes to represent and evidence solely the right to receive the corresponding share of the Merger Consideration to be paid therefor pursuant to this Agreement. Notwithstanding the foregoing, neither the Exchange Agent nor any other party hereto shall be liable to any holder of certificates representing Exchange Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as required by law, no interest shall be payable with respect to the cash payable for fractional shares or the cash payable for Dissenting Shares and no dividends shall be disbursed with respect to shares of BUC Stock until certificates representing shares of Texas Central Stock are surrendered in exchange therefor. If any shareholder of record of Texas Central is unable to locate any certificate evidencing the Exchange Shares, the Exchange Agent shall deliver the corresponding share of the Merger Consideration to the registered shareholder upon receipt of a lost certificate affidavit and an indemnity agreement in a form acceptable to BUC.

      Section 1.9 APPROVAL BY SHAREHOLDERS. This Agreement shall be submitted to the shareholders of Texas Central for their approval in accordance with applicable provisions of law and the respective Articles of Incorporation and Bylaws of Texas Central. BUC and Texas Central shall proceed expeditiously and cooperate fully in obtaining any other consents and approvals and the taking of any other actions in satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms herein provided, including, without limitation, the preparation and submission of all necessary filings and certificates to the Office of Thrift Supervision (the "OTS") and the Federal Deposit Insurance Corporation ("FDIC") and the Secretary of State of Texas.

      Section 1.10 STOCK OPTION. The parties acknowledge that, contemporaneously with the execution and delivery of this Agreement, Texas Central has granted to BUC an option to purchase 60,334 shares of the Texas Central Stock, representing 19.9% of such shares on a fully-diluted basis, in the form attached hereto as EXHIBIT B (the "Texas Central Stock Option").

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                                  ARTICLE II.

                REPRESENTATIONS AND WARRANTIES OF TEXAS CENTRAL

      Texas Central and represents and warrants to BUC as follows:

      Section 2.1 ORGANIZATION. Texas Central is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is a registered bank holding company duly registered under the BHC Act. Texas Central owns 100% of the issued and outstanding capital stock of Texas Central Bank, indirectly through Texas Central Delaware. Texas Central Delaware is duly registered under the BHC Act and a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Texas Central Bank is a Texas banking association, duly organized, validly existing and in good standing under the laws of the State of Texas. Texas Central, Texas Central Delaware and Texas Central Bank (together, the "Texas Central Companies") (i) have full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own, lease and operate their properties, to engage in the business and activities now conducted by them and Texas Central has full power and authority to enter into this Agreement; (ii) Texas Central Bank is duly authorized to conduct a general banking business, including without limitation all usual deposit functions of commercial banks as well as commercial, industrial and real estate loans, installment credits, collections and safe deposit facilities subject to the supervision of the Department and the FDIC; and (iii) Texas Central Bank is an insured bank as defined in the Federal Deposit Insurance Act. Texas Central Bank does not conduct any trust activities. True and complete copies of the Articles of Association and Bylaws of Texas Central Bank, as amended to date, and the Articles of Incorporation and Bylaws of Texas Central and Texas Central Delaware, as amended to date, have been delivered or made available to BUC. Except as otherwise stated herein or as otherwise disclosed in SCHEDULE 2.1 to this Agreement, none of the Texas Central Companies (x) has any subsidiaries or affiliates, (y) is a general partner or material owner in any joint venture, general partnership, limited partnership, trust or other non-corporate entity, or (z) knows of any arrangement pursuant to which the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of all shareholders of Texas Central.

      Section 2.2 CAPITALIZATION. The authorized capital stock of Texas Central consists of 5,000,000 shares of Texas Central Stock, 303,840 of which are issued and outstanding. All of the issued and outstanding shares of Texas Central Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person or in violation of any applicable federal or state laws. Except as disclosed in SCHEDULE 2.2, there are no existing options, warrants, calls, convertible securities or commitments of any kind obligating Texas Central to issue any authorized and unissued Texas Central Stock nor does Texas Central have any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. There are no stock appreciation or similar rights to receive cash payment in respect of options to purchase shares of Texas Central Stock other than the stock appreciation rights held by Messrs. Veirs and Mulhollen. The maximum number of shares of Texas Central Stock that would

                                    -5-
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be outstanding as of the Effective Date if all warrants, calls and other rights with respect thereto were exercised is 350,340. There are no voting trusts, voting agreements, buy-sell agreements or other similar arrangements affecting the Texas Central Stock. All of the outstanding shares of capital stock of Texas Central Delaware and Texas Central Bank are owned by Texas Central or Texas Central Delaware respectively, free and clear of any mortgage, lien, pledge or encumbrance, or lien of any character, except as disclosed in SCHEDULE 2.2.

      Section 2.3 APPROVALS; AUTHORITY. The Board of Directors of Texas Central has approved this Agreement and the transactions contemplated herein subject to the approval thereof by the shareholders of Texas Central as required by law, and, other than shareholder approval, no further corporate proceedings of Texas Central are needed to execute and deliver this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Texas Central and is a duly authorized, valid, legally binding agreement of Texas Central enforceable against Texas Central in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

      Section 2.4 INVESTMENTS. Texas Central has furnished to BUC, as SCHEDULE
2.4 of this Agreement, a complete list, as of January 31, 1999, of all securities, including municipal bonds, owned by Texas Central (the "Securities Portfolio"). All securities listed in SCHEDULE 2.4 are owned by Texas Central
(i) of record, and (ii) beneficially, free and clear of all mortgages, liens, pledges and encumbrances, except as disclosed in SCHEDULE 2.4. SCHEDULE 2.4 also discloses any entities in which Texas Central's ownership interest equals 5% or more of the issued and outstanding voting securities of the issuer thereof. There are no voting trusts or other agreements or understandings with respect to the voting of the securities listed in SCHEDULE 2.4.

      Section 2.5 FINANCIAL STATEMENTS. Texas Central has furnished BUC with true and complete copies of Texas Central's balance sheets and related consolidated statement of income, shareholders' equity and cash flow, together with the notes thereto, as of and for the years ended December 31, 1998, December 31, 1997 and December 31, 1996, accompanied by the report of Payne, Faulkner, Smith & Jones, P.C., for the years ended December 31, 1997 and 1998, and by the report of Fiske & Robinson, P.C. for the year ended December 31, 1996. Texas Central has also furnished to BUC true and complete copies of the Call Reports filed by the Texas Central Bank as of and for each month during the three years ended December 31, 1998 and December 31, 1996 (the "Call Reports"). The financial statements and Call Reports referred to in this Section 2.5 are collectively referred to herein as the "Texas Central Financial Statements." The Texas Central Financial Statements fairly present the consolidated financial position of Texas Central and the consolidated results of its operations at the dates and for the periods indicated in conformity with generally accepted accounting principles consistently applied during the periods covered thereby. As of their respective dates, the Call Reports complied in all material respects with the rules and regulations of applicable federal and state banking authorities and did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in SCHEDULE 2.5 to this Agreement, as of the dates of the Texas

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Central Financial Statements referred to above, Texas Central did not have any liabilities, fixed or contingent, which are material and are not fully reflected or provided for in the Texas Central Financial Statements or otherwise disclosed in this Agreement. Since December 31, 1998, there have been no changes in the financial condition, assets, liabilities or results of operations or cash flows or business of Texas Central which, individually or in the aggregate, have materially and adversely affected the financial condition or results of operations of Texas Central.

      Section 2.6 TITLE. True and complete copies of all of the deeds and leases and title insurance policies for all real property owned or leased by the Texas Central Companies and all mortgages, deeds of trust and security agreements to which such property is subject have been delivered or made available to BUC. The Texas Central Companies have good and marketable title to all of their assets and properties including, without limitation, land and improvements thereon, and all personal and intangible properties reflected in the Texas Central Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (i) as noted in the Texas Central Financial Statements or otherwise described in this Agreement,
(ii) statutory liens not yet delinquent, (iii) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held, and (iv) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Texas Central Financial Statements. Texas Central owns no securities of, or interest in, any commercial bank other than the Texas Central Bank.

      Section 2.7 ENVIRONMENTAL LAWS. Texas Central is in compliance with all terms and conditions of all applicable federal and state Environmental Laws (as defined below) and permits thereunder. Except as set forth on SCHEDULE 2.7 hereto, (i) Texas Central has not received notice of any violation of any Environmental Laws or generated, stored, or disposed of any materials designated as Hazardous Materials (as defined below) under the Environmental Laws, and is not subject to any claim or lien under any Environmental Laws; (ii) during the term of ownership, lease or operation by Texas Central, no real estate currently owned, operated, or leased (including any property acquired by foreclosure or deeded in lieu thereof) by Texas Central, or owned, operated or leased by Texas Central within the ten years preceding the date of this Agreement, has been designated as requiring any environmental cleanup or response action to comply with Environmental Laws, or has been the site of release of any Hazardous Materials; (iii) no asbestos was used in the construction of any portion of Texas Central's facilities; and (iv) no real property currently owned, leased or operated by Texas Central is, or has been, an industrial site or landfill. Texas Central has furnished BUC true and complete copies of all environmental assessments, reports, studies and other related information in its possession relating to each real property owned, leased or operated by Texas Central.

      "Environmental Laws," for purposes of this Section 2.7, includes, but is not limited to, any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended to date and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to the environment, human health or safety, or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,

42 U.S.C. ss.ss. 9601, ET SEQ.; The Hazardous Materials Transaction Act, as amended, 49 U.S.C. ss.ss. 1801, ET SEQ.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.ss. 6901, ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1201, ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, ET SEQ.; the Clean Air Act, 42 U.S.C. ss.ss. 7401, ET SEQ.; and the Safe Drinking Water Act, 42 U.S.C. ss.ss. 3808, ET SEQ.

      "Hazardous Materials," for purposes of this Section 2.7, includes, but is not limited to, (i) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; (ii) any chemicals, materials, waste or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Laws; and (iii) any other chemical, material, waste or substance which is in any way regulated by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead.

      Section 2.8 LITIGATION AND OTHER PROCEEDINGS. Except as otherwise noted on
SCHEDULE 2.8 hereto, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of Texas Central, threatened before any court or administrative body in any manner against the Texas Central Companies or any of their respective properties or capital stock, which might have a material adverse effect on the Texas Central Companies or their respective financial conditions, assets, operations or earnings or cash flows or the transactions proposed by this Agreement. Texas Central knows of no basis on which any litigation or proceeding could be brought which could have a materially adverse effect on the financial condition, results of operation, business or prospects of the Texas Central Companies or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. No Texas Central Company is in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

      Section 2.9 TAXES. (a) Except as otherwise noted in SCHEDULE 2.9(A) hereto, all Returns required to be filed by or on behalf of each of the Texas Central Companies have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Texas Central Companies with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. Each of the Texas Central Companies has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no liens on any of the assets of the Texas Central Companies with respect to Taxes, other than liens for Taxes not yet due and payable.

            (b) Except as otherwise noted in SCHEDULE 2.9(B) hereto, no deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Texas Central Companies which have not been settled, closed or reached a final determination. There are no pending audits relating to any Tax liability of the Texas Central Companies. None of the Texas Central Companies is a party to any action or proceeding for assessment or collection of Taxes, nor have such events been asserted or threatened against the Texas Central Companies or any of their assets. No waiver or extension of any statute of limitations relating to Taxes is in effect with respect to the Texas Central Companies. No power of attorney has been executed by the Texas Central Companies with respect to any Tax matters which is currently in force.

            (c) Except as otherwise noted in SCHEDULE 2.9(C) hereto, the Texas Central Companies have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Internal Revenue Code of 1986 (the "Code"). None of the Texas Central Companies has agreed to make, nor is any of the Texas Central Companies required to make, any adjustment under Code
Section 481(a) by reason of a change in accounting method or otherwise. None of the Texas Central Companies is a party to any safe harbor lease within the meaning of Code Section 168(f)(8), as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of the Texas Central Companies is a party to any Tax sharing agreement or has any continuing obligations under any prior Tax sharing agreement, and none of the Texas Central Companies has been a member of an affiliated group of corporations filing a U.S. federal consolidated income tax return as to which Texas Central was not the common parent.

            (d) Texas Central has made a valid and timely election to be taxed as an S corporation under the Code effective as of January 1, 1998, and such election continues to be effective as of the date of this Agreement. Neither Texas Central nor any of its existing shareholders or former shareholders has taken any action which would terminate Texas Central's S corporation election prior to the date of this Agreement. Texas Central (or any of the other Texas Central Companies, as applicable) has made a valid and timely election for each of the Texas Central Companies (other than Texas Central) to be treated as a qualified subchapter S subsidiary pursuant to the Code effective as of January 1, 1998, and such elections continue to be effective as of the date of this Agreement. None of the Texas Central Companies has taken any action which would terminate the qualified subchapter S subsidiary elections of the Texas Central Companies prior to the date of this Agreement.

            (e) None of the Texas Central Companies has any reason to believe that any conditions exist that would prevent or impede the Acquisition Merger from qualifying as a reorganization within the meaning of Code Section 368.

            (f) As used in this Agreement, the term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Texas Central Companies are required to pay, withhold or collect. As used in this Agreement, the term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

      True and complete copies of the federal income tax returns of Texas Central as filed with the Internal Revenue Service for the years ended December 31, 1997, December 31, 1996, and December 31, 1995, have been furnished to BUC.

      Section 2.10 CONTRACTS. Except as otherwise noted in SCHEDULE 2.10 hereto, no Texas Central Company is a party to or bound by any (i) employment contract (including without limitation any collective bargaining contract or union agreement or agreement with an independent contractor) which is not terminable by the Texas Central Companies on less than 60 days notice without payment of any amount on account of such termination; (ii) bonus, stock option, deferred compensation or profit-sharing, pension or retirement plan or other employee benefit arrangement; (iii) material lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee;
(iv) contract or commitment for capital expenditures in excess of $30,000 for any one project; (v) material contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement involving an annual expenditure in excess of $30,000; (vi) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services over a period of more than 120 days from the date of this Agreement; (vii) contract or option to purchase or sell any real or personal property other than in the ordinary course of business; (viii) contract, agreement or letter with respect to the management of the Texas Central Companies imposed by any bank regulatory authority having supervisory jurisdiction over the Texas Central Companies; (ix) agreement, contract or indenture related to the borrowing by the Texas Central Companies of money other than those entered into in the ordinary course of business; (x) guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business; (xi) agreement with or extension of credit to any executive officer or director of the Texas Central Companies or holder of more than 10% of the Texas Central Stock, or any affiliate of such person, which is not on substantially the same terms (including, without limitation, in the case of lending transactions, interest rates and collateral) as, and following credit underwriting practices that are not less stringent than, those prevailing at the time for comparable transactions with unrelated parties or which involve more than the normal risk of collectability or other unfavorable features; (xii) any agreement or arrangement with any executive officer, director, holder of 10% or more of the Texas Central Stock or affiliate of such persons for the provision of services or lease of property or any similar matter that is essential to their operations or on terms which are preferential to them or such persons; or
(xiii) material contracts, other than the foregoing, involving more than $30,000 and not made in the ordinary course of business and not otherwise disclosed in this Agreement, in any schedule attached hereto. The Texas Central Companies have performed all obligations required to be performed by them to date and are not in default under, and to the best knowledge of Texas Central, no event has occurred which, with the lapse of time or action by a third party could result in default under, any indenture, mortgage, contract, lease or other agreement to which the Texas Central Companies are a party or by which they are bound or under any provision of their Articles of Incorporation, Articles of Association or Bylaws.

      Section 2.11 FIDELITY BONDS AND INSURANCE. A true and complete list of all fidelity bonds and insurance policies owned or held by, or issued in favor of, the Texas Central Companies (other than credit-life policies), including policy numbers, retention levels, insurance carriers, and effective and termination dates, is set forth in SCHEDULE 2.11 to this Agreement. Such fidelity bonds and insurance policies are adequate for the business conducted by the Texas Central Companies in respect of amounts, types and risks insured.

      Section 2.12 NO CONFLICT WITH OTHER INSTRUMENTS. Neither the execution and delivery of this Agreement nor the consummation of the Acquisition Merger, subject to obtaining all required shareholder consents, will conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Texas Central Companies. The execution and delivery of this Agreement and the consummation of the Acquisition Merger, subject to obtaining all required shareholder and regulatory approvals, will not violate any provision of, or constitute a default under, any law, or any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which any of the Texas Central Companies is a party or by which any of them is bound or constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of the Texas Central Companies or upon the Texas Central Stock.

      Section 2.13 LAWS. Except as otherwise noted on SCHEDULE 2.13 hereto, the Texas Central Companies are in material compliance with all applicable federal, state and local laws, rules, regulations and orders applicable to them. Except for approvals by regulatory authorities having jurisdiction over the Texas Central Companies, no prior consent, approval or authorization of, or declaration, filing or registrations with, any person or regulatory authority is required of any of them in connection with the execution, delivery and performance by any of them of this Agreement and the Acquisition Merger. The Texas Central Companies have filed all reports, notices, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the Department and the FDIC or any other regulatory authority having jurisdic tion over any of them, and such reports, notices, registrations and statements are, to the best knowledge of Texas Central, true and correct and do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 2.14 CONDUCT. Except as otherwise noted in SCHEDULE 2.14 hereto, since December 31, 1998, none of the Texas Central Companies has (i) issued or sold any of their capital stock or corporate debt obligations; (ii) declared or set aside or paid any dividend or made any other distribution in respect of or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of their capital stock, except dividends on the Texas Central Stock of $153,700 paid prior to the date hereof; (iii) incurred any obligations or liabilities (fixed or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected any of their assets to a lien or encumbrance (other than in the ordinary course of business and other than statutory liens not yet delinquent); (iv) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), other than accruals, accounts and notes payable included in the Texas Central Financial Statements, accruals, accounts and notes payable incurred since December 31, 1998 in the ordinary course of business, and accruals, accounts and notes payable incurred as contemplated by this Agreement;
(v) sold, exchanged or otherwise disposed of any of their capital assets other than in the ordinary course of business; (vi) made any general or individual wage or salary increase (including increases in directors' or consultants' fees), paid any bonus, granted or paid any perquisites such as automobile allowance, club membership or dues or other similar benefits, or instituted any employee welfare, retirement or similar plan or arrangement; (vii) suffered any physical damage, destruction or casualty loss, whether or not covered by insurance, materially and adversely affecting their businesses, properties or assets; (viii) made any or acquiesced in any change in accounting methods, principles and practices; (ix) entered into any contract, agreement or commitment which obligates Texas Central for an amount in excess of $30,000 over the term of any such contract, agreement or commitment other than in the ordinary course of business; or (x) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of their assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights.

      Section 2.15 RESERVE FOR POSSIBLE LOAN LOSSES. The reserve for possible loan losses of Texas Central Bank has been calculated in accordance with generally accepted accounting principles as applied to banking institutions and in accordance with all applicable rules and regulations. Such reserve shown on Texas Central Bank's Call Report of December 31, 1998, is adequate in all respects to provide for all losses, net of recoveries relating to loans previously charged off, on loans outstanding as of December 31, 1998. On the Effective Date, no material facts relevant to the adequacy of such reserves as of that date shall have been withheld from BUC. Except as disclosed in SCHEDULE
2.15 there are no loans of Texas Central Bank that have been classified by national bank examiners on Texas Central Bank's most recent examination report as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss."

      Section 2.16 EMPLOYMENT RELATIONS. The relations of each Texas Central Company with its employees are satisfactory, and they have not received any notice of any controversies with, or organizational efforts or other pending actions by, representatives of their employees. The Texas Central Companies have complied in all material respects with all laws relating to the employment of labor with respect to their employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of worker's compensation insurance and social security and similar taxes, and, except as disclosed in SCHEDULE 2.16 hereto, no person has asserted that any Texas Central Company is liable for any arrearages of wages, worker's compensation insurance premiums or any taxes or penalties for failure to comply with any of the foregoing.

      Section 2.17 EMPLOYEE BENEFIT PLANS. (a) SCHEDULE 2.17(A) contains a complete and accurate list of all employee benefit plans and programs, and bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, contracts, employment, collective bargaining, or severance agreements written and unwritten and all similar practices, policies and arrangements in which any Texas Central Company has any liability, obligation to, or which is maintained or contributed to by either of them or which covers any employees, or former employees, consultants or former consultants, officers or former officers, directors or former directors of them, which are now in force or which have been in force during the last three years (the "COMPENSATION AND BENEFIT PLANS"). There is no commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

            (b) Each Compensation and Benefit Plan is in compliance in all material respects, in form and in administration, with the plan documents and all applicable laws, including, the extent applicable, ERISA, the Internal Revenue Code, federal securities laws, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Internal Revenue Code, federal securities laws, the Age Discrimination in Employment Act and any other applicable law have been timely made. No Compensation and Benefit Plan is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") which is required to be qualified under Section 401(a) of the Internal Revenue Code. There is no pending or, to the knowledge of Texas Central, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. No transaction or omission with respect to any Compensation and Benefit Plan exists that would be a violation of Section 4975 of the Code or
Section 502 of ERISA that is not exempt under Code Section 4975 or ERISA Section 502.

            (c) Neither Texas Central nor any entity which is a member of a controlled group or affiliated service group with Texas Central under ERISA
Section 4001 or Section 414 of the Code ("ERISA AFFILIATE") maintains or has ever maintained or contributed to a Pension Plan subject to title IV of ERISA or
Section 412 of the Code. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or any plan of an ERISA Affiliate within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. There is no pending investigation or enforcement action by the Department Of Labor or Internal Revenue Service or any other Governmental Authority with respect to any Compensation and Benefit Plan.

            (d) All contributions or insurance premiums required to be made under the terms of any Compensation and Benefit Plan or any employee benefit arrangements under any collective bargaining agreement to which Texas Central or an ERISA Affiliate is a party have been timely made or will be timely made prior to the Effective Time.

            (e) No Texas Central Company has any obligation to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Internal Revenue Code and Sections 601-609 of ERISA. There has been no written or oral communication to employees that promises or guarantees such employees retiree health or life insurance or other retiree death benefits on a permanent basis. Except as disclosed in SCHEDULE 2.17(E), Texas Central Bank may terminate or amend any Compensation and Benefit Plan in which Texas Central Bank's or its affiliates employees or former employees participate at any time without incurring any liability thereunder. Except as disclosed in SCHEDULE 2.17(E), the plan administrator of each Compensation and Benefit Plan in which such employees or former employees participate has the sole discretion to construe and interpret the terms of the plan.

            (f) No Texas Central Company maintains any Compensation and Benefit Plans covering foreign employees.

            (g) With respect to each Compensation and Benefit Plan, if applicable, Texas Central has furnished to BUC, true and complete copies of: (i) Compensation and Benefit Plan documents and all amendments thereto; (ii) trust instruments and insurance contracts; (iii) Forms 5500 filed with the IRS for the last 3 plan years; (iv) most recent financial statement; (v) the most recent summary plan description and any other communication to employees regarding such benefits including employee booklets; and (f) most recent determination letter issued by the IRS.

            (h) Except as disclosed in SCHEDULE 2.17(H) the consummation of the Acquisition Merger as contemplated by this Agreement will not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) (i) result in the vesting or acceleration of the payment of any benefits under any Compensation and Benefit Plan, (ii) result in any increase in benefits payable or compensation payable to a participant or service provider under any Compensation and Benefit Plan, (iii) result in the payment of any severance separation benefit, or (iv) result in a breach or violation of any Compensation and Benefit Plan.

            (i) No Texas Central Company maintains any compensation plans, programs or arrangements in which their employees or former employees participate the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Internal Revenue Code and the regulations issued thereunder.

            (j) As a result, directly or indirectly, of the Acquisition Merger as contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), neither BUC nor any Texas Central Company will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Internal Revenue

Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

            (k) Neither any Texas Central Company nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred or could incur any obligation under any "multiemployer plan", as defined in Section 3(37) of ERISA.

            (l) There has been no written or oral communication or amendment to a Compensation and Benefit Plan by any Texas Central Company or any ERISA Affiliate since January 1, 1998 relating to or changing the participation or coverage under any such plan in which any of their employees or former employees participate which would increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in the Texas Central Financial Statements.

            (m) There are no voluntary employee benefit associations related to any Compensation and Benefit Plan under Section 501(c)(9) of the Internal Revenue Code.

            (n) Any guaranteed investment contracts or other funding contracts with any insurance company that are held by a Compensation and Benefit Plan and any annuity contracts purchased by such plan was issued by an insurance company which carried the highest rating from each of D & B, S&P, Best and Moody's Investor Service, Inc. as of such date the contract was issued, the date hereof and the Effective Date.

      Section 2.18 LIST OF LOANS. SCHEDULE 2.18 sets forth a true and complete list, as of December 31, 1998, of all loans (individually, a "Loan" and collectively, the "Loans") of Texas Central Bank, showing for each such Loan the outstanding principal balance due, before reduction for any discount. All currently outstanding Loans of Texas Central Bank, including any current extensions of any Loan, were solicited, originated and currently exist in material compliance with all applicable requirements of federal and state law and regulations promulgated thereunder. The Loans are adequately documented and each note evidencing a Loan or credit agreement or security instrument related to a Loan constitutes a valid and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except where the failure thereof, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), operations or prospects of Texas Central Bank. For the purposes of this Section, the phrase "enforceable in accordance with the terms thereof" does not mean that the borrower has the financial ability to pay a Loan or that any collateral is sufficient to result in payment of the Loan secured thereby. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in Texas Central Bank's records, and no claim of defense as to the enforcement of any Loan has been asserted, and Texas Central Bank is not aware of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense, except where such claim would not have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations or prospects of Texas Central Bank.

      Section 2.19 ACCOUNTING MATTERS. None of the Texas Central Companies nor any of the shareholders of Texas Central will take or agree to take any action that would prevent BUC from accounting for the Acquisition Merger as a pooling of interests.

      Section 2.20 SEC STATUS; SECURITIES ISSUANCES. Texas Central is not subject to the registration provisions of Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") nor the rules and regulations of the SEC promulgated under the Exchange Act, other than anti-fraud provisions of such act. All issuances of securities by the Texas Central Companies have been registered under the Securities Act, the Securities Act of the State of Texas, the Texas Finance Code, and all other applicable laws or were exempt from any such registration requirements.

      Section 2.21 ABSENCE OF CHANGES. Since December 31, 1998, except as disclosed in SCHEDULE 2.21 to this Agreement, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, earnings, cash flows, business or prospects of Texas Central. Since December 31, 1998, the business of Texas Central has been conducted only in the ordinary course, consistent with prior practices.

      Section 2.22 BROKERS AND FINDERS. No Texas Central Company and none of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Acquisition Merger except for a fee to Service Asset Management Company ("SAMCO") not to exceed $500,000.

      Section 2.23 ABSENCE OF PROPERTY TAXES AND LIENS. All property taxes due under the applicable provisions of the Texas Tax Code have been paid by either Texas Central or the shareholders of Texas Central, and no liens imposed or authorized by the Texas Tax Code exist on the shares of Texas Central Stock, except as otherwise disclosed in SCHEDULE 2.23 to this Agreement.

      Section 2.24 COMMUNITY REINVESTMENT ACT. Texas Central Bank is in material compliance with the Community Reinvestment Act (12 U.S.C. ss. 2901 ET SEQ.) and all regulations promulgated thereunder, and Texas Central has supplied BUC with copies of Texas Central Bank's current CRA Statement, all letters and written comments received by Texas Central Bank since January 1, 1996 pertaining thereto and any responses by Texas Central Bank to such comments. Texas Central Bank has a rating of "satisfactory" as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better pursuant to its next CRA compliance examination or why the Department or any other governmental entity may seek to restrain, delay or prohibit the Acquisition Merger as a result of any act or omission of Texas Central Bank under the CRA.

      Section 2.25 FAIR HOUSING ACT, HOME MORTGAGE DISCLOSURE ACT AND EQUAL CREDIT OPPORTUNITY ACT. Texas Central Bank is in material compliance with the Fair Housing Act (42 U.S.C. ss. 3601 ET SEQ.), the Home Mortgage Disclosure Act (12 U.S.C. ss. 2801 ET SEQ. and the Equal Credit Opportunity Act (15 U.S.C. ss. 1691 ET SEQ.) and all regulations promulgated thereunder. Texas Central Bank has not received any notices of any violation of said acts or any of the regulations promulgated thereunder, nor does Texas Central Bank have any notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to Texas Central Bank's compliance with said acts.

      Section 2.26 USURY LAWS AND OTHER CONSUMER COMPLIANCE LAWS. All loans of Texas Central Bank have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the Texas usury statutes as they are currently interpreted, Regulation Z (12 C.F.R. ss. 226 ET SEQ.) issued by the FRB, the Federal Consumer Credit Protection Act (15 U.S.C. ss. 1601 ET SEQ.), the Texas Consumer Credit Code (Tex. Rev. Civ. Stat. Ann. art. 5069-2.01, ET SEQ.) and all statutes governing the operation of Texas chartered banks. Each Loan of Texas Central was made in the ordinary course of its business.

      Section 2.27 BANK SECRECY ACT. Texas Central Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. ss.ss. 1730(d) and 1829(b)) and all regulations promulgated thereunder, and Texas Central has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Texas Central Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the Internal Revenue Service.

      Section 2.28 ZONING AND RELATED LAWS. All real property owned, leased or operated by the Texas Central Companies and the use thereof materially complies with all applicable laws, ordinances, regulations, orders or requirements, including without limitation, building, zoning and other laws.

      Section 2.29 SECURITIES LAWS. Texas Central Bank and its officers, employees and agents are now, and at all times in the past have been, in full compliance with all applicable federal and state securities laws and any regulations promulgated thereunder. Texas Central Bank and its officers, employees and agents have complied with, and currently hold, all necessary licenses and permits required under any federal or state securities law or regulation to conduct any securities activities in which Texas Central Bank or its officers, employees, or agents are now engaged or have been engaged in the past.

      Section 2.30 REGULATORY APPROVALS. Texas Central has no reason to believe that it will not be able to obtain all requisite regulatory and other approvals or consents which it is required to obtain necessary to consummate the Acquisition Merger.

      Section 2.31 SHAREHOLDERS' LIST. Texas Central has provided BUC as of a date within ten (10) days of the date of this Agreement, a list of the holders of shares of Texas Central Stock containing for Texas Central's shareholders the names, addresses and number of shares held of record, which shareholders' list is in all respects accurate as of such date and will be updated and delivered to BUC immediately prior to Closing.

      Section 2.32 BOOKS AND RECORDS. The books and records of the Texas Central Companies have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

      Section 2.33 DEPOSIT SUMMARY. Attached hereto as SCHEDULE 2.33 is a summary of the amounts and types of the deposits held by Texas Central Bank on December 31, 1998 and the weighted average interest rates being paid thereon as of such date (the "Deposit Summary"). The Deposit Summary was prepared by the Bank in the ordinary course of business and the information contained therein is true, complete and correct as of the date thereof.

      Section 2.34 SCHEDULES. The Schedules delivered pursuant to this Article II and elsewhere in this Agreement, which have been delivered concurrent with the execution and delivery of this Agreement, are true and correct and contain no untrue statements of material fact or omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 2.35 YEAR 2000 REPRESENTATION. No Texas Central Company has reason to believe that it will receive a rating of less than "satisfactory" on any Year 2000 report of examination of any regulatory authority. Texas Central Bank has delivered to BUC a complete and accurate copy of its plan, including a good faith preliminary estimate of the anticipated associated costs ("YEAR 2000 BUDGET"), for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council ("FFIEC") dated May 5, 1997, entitled Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and such plan is in material compliance with the schedule set forth in the FFIEC statements. Texas Central Bank is in compliance with the Year 2000 Interagency Statements dated June, 1996, May 5, 1997, December 17, 1997, March 17, 1998, April 10, 1998 and May 13, 1998 issued by the FFIEC. Texas Central Bank has delivered to BUC complete and accurate lists of its vendors and automated systems material to its operations, including, software, firmware, hardware, embedded chips and other processing devices. The Year 2000 Budget is reasonable.

      Section 2.36 DISCLOSURE. The representations and warranties contained in this Article II do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article II not misleading.


                                 ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF BUC

      Section 3.1 ORGANIZATION. BUC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and a savings and loan holding company duly registered under HOLA. BUC, indirectly through BU Holdings, owns 100% of the issued and outstanding capital stock of Bank United. BU Holdings and Bank United shall hereafter sometimes be referred to as the "BUC Subsidiaries". Bank United is a federal savings bank, duly organized, validly existing and in good standing under the laws of the United States of America. The deposits of Bank United are insured pursuant to the Federal Deposit Insurance Act, as amended. BUC and the BUC Subsidiaries have full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own their respective properties, to engage in the business and activities now conducted by them and to enter into and perform this Agreement.

      Section 3.2 CAPITALIZATION. The authorized capital stock of BUC consists of 10 million shares of preferred stock, $.01 par value per share, 40,000,000 shares of BUC Class A Common Stock, par value $.01 per share, and 40,000,000 shares of BUC Class B Common Stock, par value $.01 per share. As of December 31, 1998, no shares of preferred stock, 28,321,576 shares of BUC Class A Common Stock were issued and outstanding and 3,241,320 shares of BUC Class B Common Stock were issued and outstanding. All of the issued and outstanding shares of BUC Common Stock are validly issued, fully paid and non-assessable, and have not been issued in violation of the preemptive rights of any person.

      Section 3.3 ISSUANCE OF BUC STOCK. BUC has available a sufficient number of authorized and unissued shares of BUC Stock to pay the Merger Consideration, and BUC will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of BUC Stock to pay the Merger Consideration. None of the shares of BUC Stock to be issued pursuant to this Agreement will be when issued subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest created by BUC, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of BUC Stock, except as contemplated hereby. The shares of BUC Stock to be issued pursuant to this Agreement, when issued in accordance with the terms and conditions of this Agreement, shall be validly issued, fully paid and non-assessable, authorized for trading in The NASDAQ Stock Market National Market and will not have been issued in violation of the preemptive rights of any person.

      Section 3.4 APPROVALS; AUTHORITY. The Board of Directors of BUC has approved this Agreement and the matters contemplated herein. No further corporate proceedings of BUC are needed to deliver this Agreement and consummate the Acquisition Merger. This Agreement has been duly executed and delivered by BUC and is a binding agreement of BUC enforceable against BUC in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

      Section 3.5 NO CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to obtaining all required regulatory approvals, will not violate any provision of, or constitute a default under, any law, or any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which BUC is a party or by which it is bound or constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of BUC or upon the BUC Stock.

      Section 3.6 FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT.
(a) BUC's Annual Reports on Form 10-K for the fiscal years ended September 30, 1997 and 1998, and all periodic and current reports and definitive proxy statements filed or to be filed by it subsequent to September 30, 1997 under
Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "SEC DOCUMENTS") with the SEC, as of the date filed, (a) complied or will comply in all material respects with the applicable requirements under the Exchange Act, and (b) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of BUC as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the consolidated results of operations, changes in stockholders' equity and cash flows, as the case may be, of BUC for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

            (b) Since December 31, 1998, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events, is reasonably likely to have a material adverse effect with respect to BUC.

      Section 3.7 LITIGATION; REGULATORY ACTION. Except as set forth in BUC's SEC Documents (i) no material litigation, claim or other proceeding before any governmental authority is pending against BUC or any BUC Subsidiary and, to BUC's knowledge, no such litigation, claim or other proceeding has been threatened; and (ii) other than routine compliance statements contained in examinations conducted in the ordinary course, neither BUC nor any BUC Subsidiary or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a bank regulatory authority, nor has BUC or any BUC Subsidiary been advised by a bank regulatory authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

      Section 3.8 COMMUNITY REINVESTMENT ACT. At its most recent regulatory evaluation of performance under the Community Reinvestment Act (the "CRA"), BUC's record of performance was deemed to be "outstanding" or "satisfactory," and no proceedings are pending or, to the knowledge of BUC, threatened, that would result in a change in such evaluation. BUC has not received any adverse public comments with respect to its compliance under the CRA since the date of its most recent regulatory evaluation of its performance under the CRA.

      Section 3.9 COMPLIANCE WITH LAW. BUC and its subsidiaries have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in the manner presently conducted and are in compliance in all material respects with all law and regulations applicable to the conduct of their respective businesses.

      Section 3.10 YEAR 2000 REPRESENTATION. BUC has no reason to believe that it will receive a rating of less than "satisfactory" on any Year 2000 report of examination of any regulatory authority. BUC has prepared a plan, including a good faith preliminary estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect BUC and such plan is in material compliance with the schedule set forth in the FFIEC statements. Bank United is in compliance in all material respects with the Year 2000 Interagency Statements dated June, 1996, May 5, 1997, December 17, 1997, March 17, 1998, April 10, 1998 and May 13, 1998 issued by the FFIEC.


                                 ARTICLE IV.

                               COVENANTS OF BUC

      BUC covenants and agrees with Texas Central as follows:

      Section 4.1 BEST EFFORTS. Acquisition Company will, as soon as practicable, present for the approval of its shareholder, the Acquisition Merger. BUC and the BUC Subsidiaries will take all reasonable action to aid and assist in the consummation of the Acquisition Merger and the transactions contemplated hereby, and will use their best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the matters contemplated by this Agreement, including such actions which are necessary, proper or advisable in connection with filing applications with, or obtaining approvals from, all regulatory authorities having jurisdiction over the matters contemplated by this Agreement and the Acquisition Merger.

      Section 4.2 INFORMATION FOR APPLICATIONS AND PROXY SOLICITATION. To the extent permitted by law, BUC will furnish Texas Central with all information concerning BUC and the BUC Subsidiaries required for inclusion in (i) any application, statement or document to be made or filed by Texas Central with any federal or state regulatory or supervisory authority in connection with the matters contemplated by this Agreement and (ii) any proxy materials to be furnished to the shareholders of Texas Central in connection with their consideration of the Acquisition Merger. All information so furnished for such statements and applications shall, to the best of BUC's knowledge, be true and correct in all material respects and will not omit any material fact necessary to make its statements therein, in light of the circumstances in which they were made, not misleading. BUC will indemnify and hold harmless Texas Central from and against any and all losses, claims, damages, expenses or liabilities to which Texas Central may become subject under applicable laws, rules and regulations and will reimburse Texas Central for any legal or other expenses reasonably incurred by Texas Central in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any such application or proxy materials or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as such statement or omission was made in reliance upon and in conformity with information furnished by BUC in writing expressly for use therein. BUC agrees, upon the request of Texas Central, to furnish to it a written letter or statement confirming to the best of its knowledge the accuracy of the information with respect to BUC and the BUC Subsidiaries contained in any report or other application or statement referred to in Sections 4.1 or 4.2 of this Agreement, and confirming that the information with respect to BUC and the BUC Subsidiaries contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or indicating the information not furnished by BUC expressly for use therein. The indemnity contained in this
Section 4.2 shall terminate on the Effective Date.

      Section 4.3 CONFIDENTIALITY. BUC shall not, before or after the consummation or termination of this Agreement, directly or indirectly disclose any confidential information acquired from Texas Central to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than in connection with the regulatory notice and application process or, after termination of this Agreement pursuant to Section 7.1 hereof, use such information for its own purposes or for the benefit of any person, firm, corporation, association, or other entity under any circumstances. In the event that this Agreement is terminated and the Acquisition Merger is not consummated, for a period of two years from the date the Agreement is terminated BUC agrees that it will not, without the prior approval of Texas Central, directly or indirectly solicit any individual who is an employee of any Texas Central Company on the date the Agreement is terminated to terminate his or her relationship with such entity in order to become employed by BUC or any of its subsidiaries; provided, however, that the foregoing shall not apply to (i) the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual or class of individuals that could only be satisfied by employees of a Texas Central Company as of the date the Agreement is terminated), or (ii) the use of a general solicitation (such as an advertisement) not specifically directed to employees of a Texas Central Company.

      Section 4.4 REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, BUC will file with the SEC a Registration Statement on Form S-4 under the Securities Act and any other applicable documents (the "Registration Statement"), relating to the shares of BUC Stock to be delivered to the shareholders of Texas Central pursuant to this Agreement, and will use its best efforts to cause such Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to Texas Central's shareholders, at the time of the Texas Central shareholders' meeting held to approve the Acquisition Merger and at the Effective Date, the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by BUC (the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by Texas Central for use in the Registration Statement or the Prospectus.

      Section 4.5 NASDAQ LISTING. BUC will file all documents required to be filed to list the BUC Stock to be issued pursuant to the Agreement on The NASDAQ Stock Market National Market and use its best efforts to effect said listing.

      Section 4.6 DELIVERY OF REPORTS. From the date hereof to the Effective Date, BUC shall deliver to Texas Central, when reasonably available, BUC's Quarterly Reports on Form 10-Q and BUC's Annual Reports on Form 10-K as filed with the SEC under the Exchange Act.

      Section 4.7 RULE 144 COMPLIANCE. From and after the Effective Date of the Acquisition Merger, BUC shall file all reports with the SEC necessary to permit the shareholders of Texas Central who may be deemed "underwriters" (within the meaning of the Rule 145 under the Securities Act) of Texas Central Stock to sell BUC Stock received by them in connection with the Acquisition Merger pursuant to Rules 144 and 145(d) under the Securities Act if they would otherwise be so entitled; provided, however, that BUC is otherwise obligated to file such reports with the SEC.

      Section 4.8 PUBLICATION OF FINANCIAL CONDITION. BUC will publish the results of thirty (30) days of combined operations of BUC and Texas Central as soon as practicable after the Effective Date, and no later than thirty (30) days after the end of the fiscal quarter in which the Effective Date occurs.

      Section 4.9 PRESS RELEASES. BUC agrees that it will not, directly or indirectly, without the prior approval of Texas Central, issue any press release or written statement for public release relating to the Agreement or the Acquisition Merger, except as otherwise required by applicable law or regulation or NASDAQ rules, and then only after making reasonable efforts to notify Texas Central in advance.

                                  ARTICLE V.
                          COVENANTS OF TEXAS CENTRAL

      Texas Central covenants and agrees with BUC as follows:

      Section 5.1 SHAREHOLDER APPROVAL AND BEST EFFORTS. Texas Central will, as soon as practicable, present for the approval of its shareholders this Agreement and the transactions contemplated hereby. Texas Central will take all necessary action to arrange for a meeting of its shareholders for the purpose of considering the Agreement and, if the transaction is approved by such shareholders, to aid and assist in the consummation of the Acquisition Merger, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the matters contemplated by this Agreement, including such actions as BUC reasonably considers necessary, proper or advisable in connection with filing applications and registration statements with, or obtaining approvals from, all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement.

      Section 5.2 OPERATIONS. (a) From and after the date of this Agreement to the Effective Date, Texas Central agrees to, and to cause Texas Central Delaware and Texas Central Bank to (i) conduct their business in substantially the same manner as they have been conducted since December 31, 1997 and in accordance with prudent business and banking practices, (ii) maintain and keep their properties in as good repair and condition as at present, except for deterioration due to ordinary wear and tear and damage due to casualty, (iii) maintain in full force and effect insurance and fidelity bonds comparable in amount and scope of coverage to that currently maintained for them, (iv) perform all of their material obligations under contracts, leases and documents relating to or affecting their assets, properties and business or the assets, properties and business of Texas Central Bank except such obligations as they may in good faith reasonably dispute, (v) use their best efforts to maintain and preserve their business organizations and present employees and maintain all relationships with depositors and customers, (vi) comply with and perform all material obligations and duties imposed upon them by all federal, state and local laws, rules, regulations and orders imposed by federal, state or local governmental authorities, (vii) take any and all actions, on or simultaneously with the Closing, necessary to amend the Articles of Incorporation or Bylaws of Texas Central in any manner which BUC, in its reasonable discretion, shall deem necessary, proper or advisable; (viii) make no alteration in the manner of maintaining their books, accounts or records, or in the accounting practices relating to their business, properties or assets; (ix) notify BUC immediately upon commencement of any compliance, safety and soundness, Year 2000 or other examination conducted by the FRB, the FDIC or the OCC; (x) promptly give written notice to BUC upon obtaining knowledge of any fact or circumstance that would cause any of their representations or warranties to be untrue or misleading in any material respect; and (xi) continue to solicit deposits, maintain deposits and operate its deposit gathering procedures consistent with existing procedures.

      (b) From and after the date of this Agreement, no Texas Central Company will, without the prior written consent of BUC, (i) permit any amendment or change to be made in their Articles of Incorporation or Bylaws; (ii) take any action described or do any of the things listed in Section 2.14 hereof, except that Texas Central may declare or pay dividends on the Texas Central Common

Stock in the manner and to the extent permitted by Section 5.8 hereof; (iii) enter into or amend, any contract, agreement or other instrument of any of the types listed in Section 2.10 hereof, or amend or replace its existing month-to-month contract with Electronic Data Systems; (iv) undertake any additional borrowings with a term in excess of 90 days; (v) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan or participation is made in the ordinary course of business, consistent with existing practices; (vi) make any material change in its accounting methods or practices; (vii) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct at the Effective Date; (viii) make any change in policies respecting extensions of credit or loan charge-offs; (ix) change reserve requirement policies; (x) change securities portfolio policies;
(xi) take any action with respect to the closing of any branches; (xii) make, or permit Texas Central Bank to make, any changes in the titles, salaries, bonuses or other compensation of any employee, officer or director; or (xiii) agree to do any of the foregoing.

      Section 5.3 INFORMATION FOR APPLICATIONS AND SEC FILINGS. Texas Central will furnish BUC with all information concerning the Texas Central Companies required for inclusion in (i) any application, statement, document or notice to be made or filed by BUC with any federal or state regulatory or supervisory authority in connection with the matters contemplated by this Agreement and (ii) any filings with the SEC, including the Registration Statement and the Prospectus, and any applicable state securities authorities. Texas Central represents and warrants that all information so furnished for inclusion in the Registration Statement shall, to the best of its knowledge, be true and correct in all material respects and will not omit any material fact necessary to make the statements therein not misleading. Texas Central represents and warrants that all information furnished for inclusion in the Prospectus and in any filing with any federal or state regulatory or supervisory authority shall, to the best of its knowledge, be true and correct in all material respects and will not omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Texas Central will indemnify and hold harmless BUC from and against any and all losses, claims, damages, expenses or liabilities to which it may become subject under applicable laws, rules and regulations and will reimburse BUC for any legal or other expenses reasonably incurred by it in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the state ments therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Texas Central expressly for use therein. Texas Central agrees at any time, upon the request of BUC, to furnish to BUC a written letter or statement confirming to the best of its knowledge the accuracy of the information with respect to Texas Central contained in any report or other application or statement referred to in Sections 5.1 or 5.3 of this Agreement, and confirming that the information with respect to Texas Central contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or indicating the information not furnished by Texas Central expressly for use therein. The indemnity agreement contained in this Section 5.3 shall terminate at Closing.

      Section 5.4 ACCESS TO PROPERTIES AND RECORDS. To the extent permitted by law, Texas Central will afford the executive officers and authorized representatives (including legal counsel, accountants and consultants) of BUC full access to the properties, books and records of the Texas Central Companies in order that BUC may have full opportunity to make such reasonable investiga tion as it shall desire to make of the affairs of the Texas Central Companies, provided, however, that such investigations shall be conducted in a manner so as not to unreasonably interfere with the operations of the Texas Central Companies, and the officers of Texas Central will furnish BUC with such additional financial and operating data and other information as to the business and properties of the Texas Central Companies as BUC shall, from time to time, request. As soon as practicable after they become available, Texas Central will deliver or make available to BUC all unaudited quarterly financial statements prepared for the internal use of management of the Texas Central Companies and all Call Reports filed by Texas Central Bank with the Department or the FDIC after the date of this Agreement. All such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous accounting periods. In the event of the termination of this Agreement, BUC will return to Texas Central all documents and other information obtained pursuant hereto and will keep confidential any information obtained pursuant to this Agreement.

      Section 5.5 ACCOUNTING AND TAX TREATMENT. Texas Central agrees to use its best efforts to cause the Acquisition Merger to qualify as a "pooling of interests" for accounting purposes and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Texas Central agrees not to take any action that would cause the Acquisition Merger not to qualify as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

      Section 5.6 STANDSTILL PROVISION. So long as this Agreement is in effect, no Texas Central Company and none of their directors or officers shall entertain, solicit or encourage any inquiries with respect to, or provide any information to or negotiate with any other party with respect to any proposal which could reasonably be expected to lead to the merger, consolidation, acquisition, or sale of all or substantially all of the assets or any shares of capital stock of any Texas Central Company. Texas Central agrees to notify BUC immediately of any unsolicited acquisition proposals and provide reasonable detail as to the identity of the proposed acquiror and the nature of the proposed transaction.

      Section 5.7 PROXIES. Texas Central acknowledges that the persons listed in
SCHEDULE 5.7 have agreed to vote their shares of Texas Central Stock in favor of this Agreement and the transactions contemplated hereby and that such persons have granted to BUC or its designee an irrevocable proxy to vote such shares at the meeting of Texas Central shareholders called to approve the Acquisition Merger pursuant to a Voting Agreement and Irrevocable Proxy substantially in the form of EXHIBIT C to this Agreement (each a "Voting Agreement"), which has been executed as of the date of this Agreement.

      Section 5.8 DIVIDENDS. BUC and Texas Central agree that, between September 30, 1998 and the Effective Date, Texas Central may declare and pay cash dividends in an amount equal to

39.6% of the taxable income of Texas Central as estimated by Texas Central, and approved by BUC, in good faith, and no more. Texas Central agrees to provide BUC written notice of any proposed cash dividend at least 10 business days prior to the payment date of any proposed dividend.

      Section 5.9 ACCRUALS. Prior to the Effective Date and after consultation with BUC, Texas Central shall, consistent with generally accepted accounting principles, make such changes and modifications to its loan, accrual and reserve policies and practices (including loan classification and allowance for credit losses levels) and other accounting policies and practices to bring such policies and practices into line with those presently followed by BUC, including appropriate increases in its allowance for credit losses. Without limiting the foregoing, the ratio of the reserve for loan losses to total loans outstanding at Texas Central Bank will be maintained, between the date hereof and the Effective Date, at a ratio not less than the ratio for such matters on November 30, 1998.

      Section 5.10 PRESS RELEASES. Texas Central agrees that it will not, directly or indirectly, without the prior approval of BUC, issue any press release or written statement for general circulation relating to the Agreement or the Acquisition Merger except as otherwise required by applicable law or regulation, and then only after making reasonable efforts to notify BUC in advance.

      Section 5.11 NATURE OF DEPOSITS. The deposits of Texas Central Bank will be on the Closing Date of substantially the same character, mix, type, and makeup as such deposits are as of the date hereof. Such deposits shall include no "brokered deposits", as such term is used in 12 U.S.C. 1831f, unless otherwise agreed by BUC.

      Section 5.12 TERMINATION OF 401(K) PLAN. Texas Central shall terminate the 401(k) plan of the Texas Central Companies prior to the Effective Date in a manner reasonably acceptable to Bank United.

      Section 5.13 INCENTIVE COMPENSATION OBLIGATIONS. Prior to the Effective Date, Texas Central shall accrue and discharge any payment or other obligations under any bonus, incentive compensation or similar plans of the Texas Central Companies and receive a release of claims from all participants in such plans in a form reasonably acceptable to Bank United.

      Section 5.14 VACATION PAYMENT OBLIGATIONS. Prior to the Effective Date, Texas Central shall accrue any vacation obligations on the books of Texas Central and discharge all such vacation obligations.

      Section 5.15 ENVIRONMENTAL REPORTS. Texas Central shall obtain, at its sole expense, Phase I environmental assessments for each bank facility and each non-residential OREO property. Oral reports of such environmental assessments shall be delivered to BUC no later than four (4) weeks and written reports shall be delivered to BUC no later than eight (8) weeks from the date of this Agreement. Prior to the Effective Date, Texas Central shall obtain, at its sole expense, Phase II environmental assessments for properties identified by BUC on the basis of the results of such Phase I environmental assessments, which reports shall be satisfactory to BUC. Texas Central shall obtain a survey and assessment of all potential asbestos containing material in owned or leased properties (other than OREO property) and a written report of the results shall be delivered to BUC within four (4) weeks of execution of the definitive agreement. Texas Central agrees to notify BUC a reasonable time in advance of the examinations scheduled pursuant to this Section 5.15 and to permit BUC and its contractors, consultants, agents and representatives to be present during such examinations and to have such access to the properties and facilities of Texas Central, and to conduct such consultations with the persons or firms conducting such examinations, as BUC shall deem necessary.

      Section 5.16 STOCK OPTIONS. As soon as practicable after the date of this Agreement, the Board of Directors of Texas Central (or, if appropriate, any committee administering the Texas Central stock option plans) shall adopt such resolutions or take such other actions as may be required to cause all options to purchase shares of Texas Central Stock outstanding on the date hereof and exercised or canceled prior to its Effective Date. Evidence satisfactory to BUC of such cancellation or exercise shall be delivered to BUC prior to the Effective Date.

      Section 5.17 AFFILIATE AGREEMENT. Within thirty (30) days after the date of this Agreement, Texas Central shall enter into and cause each Texas Central shareholder who is an "affiliate" (as defined in SEC Rule 405) of Texas Central to enter into with BUC, an Affiliate Agreement in substantially the form of EXHIBIT D attached hereto (each an "Affiliate Agreement").

      Section 5.18 DIRECTORS AND OFFICERS' LIABILITY INSURANCE AND INDEMNIFICATION. (a) Following the Effective Date, BUC will provide the directors and officers of Texas Central and its subsidiaries with the same directors' and officers' liability insurance coverage that BUC provides to directors and officers of its other banking subsidiaries generally, and, in addition, for a period of three years will use its best efforts to continue Texas Central's directors' and officers' liability insurance coverage with respect to actions occurring prior to the Effective Date and to the extent that such coverage is obtainable for an aggregate premium not in excess of the aggregate premium paid by Texas Central for such insurance; provided, that BUC may at its option elect to replace Texas Central's insurance coverage with respect to actions occurring prior to the effective date with coverage provided by other insurers having the same aggregate limits. If the aggregate premium for such continued coverage would exceed the aggregate premium for such coverage paid by Texas Central, BUC shall use its best efforts to procure such level of insurance having the coverage described above as can be obtained for an aggregate premium equal to the maximum amount paid by Texas Central.

            (b) For six years after the Effective Date, and subject to the limitations contained in applicable OTS regulations, BUC shall cause the Surviving Company to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Texas Central and its subsidiaries (each, an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the Texas Business Corporation Act and by Texas Central's Articles of Incorporation as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit.

      Section 5.19 SUPPLEMENTS TO DISCLOSURE SCHEDULES. From time to time prior to the Effective Date, Texas Central shall promptly supplement or amend its Disclosure Schedules to reflect any matter hereafter arising that would make any representation or warranty set forth in Article II inaccurate. For purposes of determining (i) the fulfillment of the condition set forth in Section 8.1 as of the Closing Date and (ii) the accuracy of the representations and warranties contained in Article II if the Acquisition Merger is not consummated, the Disclosure Schedules shall be deemed to include only the information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto. If the Acquisition Merger is not consummated, delivery of any supplemental disclosure schedules will not affect the rights and remedies of the parties hereunder. For purposes of determining the accuracy of the representations and warranties contained in Article II or if the Acquisition Merger is consummated, the Disclosure Schedules shall be deemed to include all information contained in any supplement or amendment thereto made before the Closing Date. If any supplement to any Disclosure Schedule shall be delivered within 10 days of the Closing Date, at the option of BUC the Closing Date may be delayed to permit BUC to have a period of at least 10 days to consider such supplement.

                                  ARTICLE VI.

                                    CLOSING

      Section 6.1 CLOSING. Subject to the other provisions of this Article VI, at a mutually acceptable time, on a mutually acceptable date ("Closing Date") as soon as practicable within a thirty-day period commencing with the latest of the following dates:

            (i) the receipt of shareholder approval and the last approval from any requisite regulatory or supervisory authority and the expiration of any statutory or regulatory waiting period which is necessary to effect the Acquisition Merger, or

            (ii) if the matters contemplated by this Agreement are being contested in any legal proceeding and BUC or Texas Central, pursuant to
      Section 10.1 hereof, have elected to contest the same, then the date that such proceeding has been brought to a conclusion favorable, in the judgment of each of BUC and Texas Central, to the consummation of the Acquisition Merger, or such prior date as each of BUC and Texas Central shall elect whether or not such proceeding has been brought to a conclusion;

the closing of the Acquisition Merger ("Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents provided for under this Agreement in order to effect the Acquisition Merger and to determine whether any condition exists which would permit the parties hereto to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate to effect the Acquisition Merger contemplated by this Agreement.

      The Closing shall take place at the offices of Bank United in Houston, Texas, or at such other place to which the parties hereto may mutually agree.

      Section 6.2 EFFECTIVE DATE. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement including, among other conditions, the receipt of requisite approval of the shareholders of Texas Central and the regulatory approvals (or waivers thereof) of the OTS and the FRB and any other federal or state regulatory agency whose approval must be received in order to consummate the Acquisition Merger, the Acquisition Merger shall become effective, and the Effective Date of the Acquisition Merger shall occur, at the date and time specified in the certificate approving the Acquisition Merger to be issued by the Secretary of State of Texas (the "Effective Date"). It is anticipated by BUC and Texas Central that the Closing and the Effective Date will occur on the same day.


                                 ARTICLE VII.

                                  TERMINATION

      Section 7.1 TERMINATION. (a) This Agreement may be terminated by action of the Board of Directors of BUC or the Board of Directors of Texas Central at any time prior to the Effective Date if:

            (i) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Acquisition Merger and such order, decree, ruling or other action shall have been final and non-appealable;

            (ii) any of the transactions contemplated by this Agreement are disapproved by any regulatory authority or other person whose approval is required to consummate the Acquisition Merger; or

            (iii) the Effective Date shall not have occurred on or before September 17, 1999 or such later date as shall have been approved in writing by the Boards of Directors of BUC and Texas Central; provided, however, that the right to terminate under this Section 7.1(a)(3) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Effective Date to occur on or before such date.

            (iv) This Agreement may be terminated at any time prior to the Effective Date by the Board of Directors of Texas Central if (A) BUC shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of BUC contained herein shall be untrue in any material respect, (B) the Average Value Per Share as calculated in accordance with
      Section 1.6 is below $33.57, or (C) the closing price of the BUC Stock on the day immediately prior to the day fixed as the Closing Date shall be less than $32.00. In the event the Board of Directors of Texas Central desires to terminate this Agreement as provided in Section 7.1(a)(iv)(A) above, such Board of Directors must notify BUC in writing of its intent to terminate stating the reason therefor. BUC shall have fifteen days from the receipt of such notice to cure the alleged breach, inaccuracy or change, subject to the approval of Texas Central (which approval shall not be unreasonably delayed or withheld).

            (v) This Agreement may be terminated any time prior to the Effective Date by BUC if (A) Texas Central shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Texas Central contained herein shall be defective in any material respect, (B) there shall have been any change after December 31, 1998 in the assets, liabilities (including deposit liabilities) properties, business or financial condition of Texas Central, Texas Central Delaware or Texas Central Bank which individually or in the aggregate have materially and adversely affected the financial condition, results of operation or business of Texas Central, or (C) BUC concludes, in its reasonable discretion, that BUC will be unable to obtain any regulatory approval required in order to consummate the Acquisition Merger. In the event BUC desires to terminate this Agreement because of an alleged breach or change as provided in Section 7.1(a)(v)(A) or (B) above, BUC must notify Texas Central in writing of its intent to terminate stating the cause therefor. Texas Central shall have fifteen days from the receipt of such notice to cure the alleged breach, inaccuracy or change, subject to the approval of BUC (which approval shall not be unreasonably delayed or withheld).

            (vi) This Agreement may be terminated at any time prior to the Effective Date with the mutual written consent of BUC and Texas Central.

      Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement and the abandonment of the Acquisition Merger without breach by any party hereto, this Agreement shall become void and have no effect, without any liability on the part of any party or the directors, officers or shareholders of any corporate party. Nothing contained in this Section 7.2 shall relieve any party hereto of any liability for a breach of this Agreement; PROVIDED, HOWEVER, that BUC's remedy for a breach by Texas Central of the representation contained in Section 2.15 shall be limited to termination of the Agreement and the receipt of a cash payment from TCBI equal to the actual out of pocket expenses incurred by BUC in connection with the transactions contemplated hereby, not to exceed $250,000.


                                 ARTICLE VIII.

                       CONDITIONS TO OBLIGATIONS OF BUC

      The obligations of BUC under this Agreement are subject to the satisfaction, at or prior to the Closing Date of the following conditions, which may be waived by BUC in its sole discretion:

      Section 8.1 COMPLIANCE WITH REPRESENTATIONS. The representations and warranties made by Texas Central in this Agreement must have been true when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Texas Central shall have performed or complied with all covenants and conditions required by this Agreement to be performed and complied with by Texas Central prior to or at the Closing. BUC shall have been furnished with a certificate, executed by an appropriate representative of Texas Central, dated as of the Closing Date, to the foregoing effect.

      Section 8.2 MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of the Texas Central Companies, including the amount, pricing and mix of deposits, nor shall any event have occurred which, with the lapse of time, may cause or create any material adverse change in the financial condition, results of operations, business or prospects of the Texas Central Companies in the reasonable judgment of BUC. BUC shall have received a certificate to the foregoing effect executed by an appropriate representative of Texas Central and dated as of the Closing Date. Without limiting any other circumstance which might constitute a material adverse change under this Section 8.2, any of the following shall conclusively be deemed to constitute a material adverse change: (i) a decrease in the aggregate amount of non-affiliate deposits of Texas Central Bank to less than $86.4 million; or (ii) the ratio of non-performing assets to gross loans shall exceed one and one-half (1 1/2) percent.

      Section 8.3 LEGAL OPINION. BUC shall have received an opinion of counsel to Texas Central, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT E.

      Section 8.4 TAX OPINION. BUC shall have received an opinion from its counsel, dated as of the Closing Date, that, for federal income tax purposes (i) the Acquisition Merger will constitute a reorganization within the meaning of
Section 368(a)(1)(A) of the Code, (ii) no gain or loss will be recognized by holders of Texas Central Stock upon receipt of BUC Stock, (iii) the aggregate tax basis of BUC Stock received by a shareholder of Texas Central will be the same as the aggregate basis of Texas Central Stock surrendered in exchange therefor, and (iv) the holding period of BUC Stock to be received by each Texas Central shareholder will include the period during which the shareholder held the Texas Central Stock surrendered in exchange therefor, provided that the Texas Central Stock is held as a capital asset on the date of the exchange.

      Section 8.5 RELEASES. The directors and executive officers of the Texas Central Companies shall have delivered to BUC an instrument in the form of EXHIBIT F attached hereto (each an "Employee Release") dated the Effective Date releasing BUC, and the BUC Subsidiaries from any and all claims of such directors and officers (except as to their deposits and accounts and any rights of indemnification pursuant to the applicable Articles of Incorporation), and the directors of Texas Central, Texas Central Delaware and Texas Central Bank shall have delivered to BUC their resignations as directors of Texas Central. The Texas Central Companies shall have delivered to the directors and executive officers executing the release in the form attached as EXHIBIT F, an instrument in the form of EXHIBIT G attached hereto releasing such directors and officers from claims by the Texas Central Companies.

      Section 8.6 ACCOUNTING LETTERS. BUC shall have received a letter from Deloitte & Touche LLP, dated as of the Effective Date, to the effect that the Acquisition Merger will qualify for pooling of interests accounting treatment if consummated in accordance with the Agreement, and shall have received a letter in form acceptable to BUC from Texas Central's accountants, Payne, Faulkner, Smith & Jones, P.C., to the effect that such firm knows of no reason why the Acquisition Merger will not qualify for pooling of interests accounting treatment if consummated in accordance with the Agreement.

      Section 8.7 DISSENTERS' RIGHTS. The holders of no more than five percent of the issued and outstanding Texas Central Stock shall have demanded or shall be entitled to demand payment of the fair value of their shares as dissenting shareholders.

      Section 8.8 AFFILIATE AGREEMENTS. BUC shall have received fully executed Affiliate Agreements described in Section 5.17 hereof.

      Section 8.9 DEBT ASSUMPTION. If so required, the instruments evidencing the existing third party bank debt of Texas Central shall be amended or otherwise modified to reflect BUC as the sole obligor on such debt in form reasonably acceptable to BUC. BUC shall have received a letter from the holder of such debt consenting to the assumption of such debt by BUC and confirming that there are no breaches under the relevant note and security documents related thereto.

      Section 8.10 NONCOMPETITION AGREEMENT. BUC shall have received fully executed Noncompetition Agreements in the form attached hereto as EXHIBIT H from
(i) each of the persons owning five percent or more of the Texas Central Stock and (ii) each of the directors of Texas Central, which shall prohibit such individuals from competing with Texas Central Bank and BUC in the Dallas Consolidated Metropolitan Statistical Area for a period of three years after the Closing Date, and otherwise in form and substance satisfactory to BUC (each a "Non-competition Agreement"); PROVIDED, that the agreement with Mr. J. Stanley Frederick will permit him to maintain his existing stock ownership in Irving National Bancshares.

      Section 8.11 ENVIRONMENTAL REPORTS. BUC shall have received the environmental reports required by Section 5.15 of this Agreement and such reports shall be in form and substance satisfactory to BUC.

      Section 8.12 STOCK OPTIONS. BUC shall have received evidence of the exercise or cancellation of all outstanding options to purchase Texas Central Stock required by Section 5.16 of this Agreement and such evidence shall be in form and substance satisfactory to BUC.

      Section 8.13 CLOSING DAY PAYMENT. BUC shall have received evidence of the accrual and discharge by Texas Central of all payment obligations under the bonus, incentive, and vacation plans required by Sections 5.13 and 5.14 of this Agreement and such evidence shall be in form and substance satisfactory to BUC.


                                  ARTICLE IX.

                  CONDITIONS TO OBLIGATIONS OF TEXAS CENTRAL

      The obligations of Texas Central under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, which may be waived by Texas Central in its sole discretion:

      Section 9.1 COMPLIANCE WITH REPRESENTATIONS. The representations and warranties made by BUC in this Agreement must have been true when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and BUC shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by BUC prior to or at the Closing. Texas Central shall be furnished with a certificate, executed by appropriate representatives of BUC and dated as of the Closing Date, to the foregoing effect.

      Section 9.2 MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of BUC or the BUC Subsidiaries, nor shall any event have occurred which, with the lapse of time, will cause or create any material adverse change in the financial condition, business or operations of BUC or the BUC Subsidiaries in the reasonable judgment of the Board of Directors of Texas Central. Texas Central shall have received a certificate to the foregoing effect executed by an appropriate representative of BUC and dated as of the Closing Date.

      Section 9.3 LEGAL OPINION. Texas Central shall have received an opinion of counsel to BUC, dated as of the Closing Date and substantially in the form attached hereto as EXHIBIT I.

      Section 9.4 TAX OPINION. Texas Central shall have received an opinion from its counsel, dated as of the Closing Date, that, for federal income tax purposes
(i) the Acquisition Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, (ii) no gain or loss will be recognized by holders of Texas Central Stock upon receipt of BUC Stock, (iii) the aggregate tax basis of BUC Stock received by a shareholder of Texas Central will be the same as the aggregate basis of Texas Central Stock surrendered in exchange therefor, and (iv) the holding period of BUC Stock to be received by each Texas Central shareholder will include the period during which the shareholder held the Texas Central Stock surrendered in exchange therefor, provided that the Texas Central Stock is held as a capital asset on the date of the exchange.

      Section 9.5 FAIRNESS OPINION; COMFORT LETTER. On or before the issuance of the Prospectus, Texas Central shall have received an opinion of Texas Central's investment advisors as to the fairness of the Acquisition Merger to the TCBI Stockholders from a financial point of view

(the "Fairness Opinion"). The Fairness Opinion shall be satisfactory to Texas Central and BUC in form and substance. On or before the date of issuance of the Prospectus, Texas Central shall have received a letter of BUC's accounting firm stating their conclusions as to the accuracy of certain information derived from the financial records of BUC and its subsidiaries and contained in the Prospectus (the "BUC Comfort Letter"). The BUC Comfort Letter shall be in form customary for such transactions and reasonably satisfactory to Texas Central in form and substance.


                                  ARTICLE X.

                    CONDITIONS TO RESPECTIVE OBLIGATIONS OF
                             BUC AND TEXAS CENTRAL

      The respective obligations of BUC and Texas Central under this Agreement are subject to the satisfaction of the following conditions which may be waived by BUC and Texas Central, respectively, in their sole discretion:

      Section 10.1 GOVERNMENT APPROVALS. BUC and Texas Central shall have received the approval of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities, including the OTS, FRB and any other regulatory agency whose approval must be received in order to consummate the Acquisition Merger, which approvals shall not impose any restrictions on the operations of Texas Central or BUC which are unacceptable to BUC or Texas Central, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority or any third party (except shareholders asserting dissenters' rights) by formal proceeding. It is understood that, if any such contest is brought by formal proceeding, BUC or Texas Central may, but shall not be obligated to, answer and defend such contest or otherwise pursue the Acquisition Merger over such objection.

      Section 10.2 SHAREHOLDER APPROVAL. The shareholders of Texas Central shall have approved this Agreement and the transactions contemplated by this Agreement.

      Section 10.3 REGISTRATION OF BUC STOCK. The Registration Statement covering the BUC Stock to be issued in the Acquisition Merger shall have become effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop orders suspending the effectiveness of such Registration Statement shall be in effect.

      Section 10.4 NO INJUNCTION. No court of competent jurisdiction shall have issued any order or ruling which is in effect and which prohibits the consummation of the Acquisition Merger.

                                  ARTICLE XI.

                               EMPLOYEE MATTERS

      Section 11.1 OFFERS TO TEXAS CENTRAL EMPLOYEES. On or before 15 days prior to Closing, BUC shall cause Bank United to offer employment, to become effective as of the Effective Date, to the Employees of Texas Central or its subsidiaries employed as of, or on, the Effective Date (the "Employees") whom Bank United wishes to employ and give notice to Texas Central of the names of the Employees whom BUC does not wish to employ. To the extent consistent with Bank United's existing compensation structure for comparable positions and comparable officer titles and its current policies regarding officer titles, all Employees offered employment by Bank United shall be offered employment at base wages and salaries no less favorable than the wages and salaries currently being received by such Employees to such Employees and in positions with comparable responsibilities and officer titles, and, unless agreed upon by such Employee before the Effective Date, within a reasonable geographic proximity to such Employee's current work location. BUC shall be responsible for advising Employees of the details of any offers and terms of employment, and answering any questions relating thereto, but Texas Central shall be allowed to review and promptly approve any communication that refers to any of Texas Central's benefits or policies prior to its distribution.

      Section 11.2 CREDIT FOR SERVICE WITH TEXAS CENTRAL. All Employees who are offered and accept employment with BUC as of the Effective Date shall be eligible to participate in the employee benefit plans and other fringe benefits of BUC on the same basis as such plans and benefits are offered to employees of BUC with comparable positions with BUC. To the extent possible under its employee benefit plans, BUC shall credit such Employees for their length of service with Texas Central for purposes of eligibility and vesting under each employee benefit and fringe benefit plan to be provided by BUC to such Employees, to the same extent such service was recognized under a similar plan of Texas Central, based on information provided by Texas Central. For purposes of this Section 11.2, "employee benefit plans and other fringe benefits" includes, without limitation, health insurance benefits (medical and dental), disability, life and accident insurance, sickness benefits, employee loans and banking privileges, but does not include, if any, the incentive compensation, pension, profit sharing, retirement and post retirement welfare benefits, and vacation plans of Texas Central. If BUC offers a salary continuation or similar program for employees unable to work for medical reasons, the Employees who are offered and accept employment with BUC shall be credited under any program of BUC with at least the number of sickness benefit days (up to a maximum of 22 calendar days) accrued under Texas Central's program at the Effective Date.

      Section 11.3 VACATION POLICY. Immediately prior to the Effective Date, Texas Central shall pay all vacation accrued and not taken by Employees in accordance with Section 5.14 and 12.2. In the calendar year in which the Effective Date occurs, Employees who are offered and accept employment with BUC shall be eligible to earn the annual vacation amount Employees would be eligible to earn as employees of BUC or a BUC Subsidiary, without giving credit for the Employees length of service with Texas Central. In subsequent calendar years, Employees will be eligible to earn vacation days according to the schedule specified in BUC's vacation policy.

      Section 11.4 EMPLOYMENT AGREEMENTS. The parties acknowledge that, prior to or contemporaneous with the execution and delivery of this Agreement, the management personnel of the Texas Central Bank listed on SCHEDULE 11.4 each have executed on the date hereof an Employment Agreement and Agreement Not to Compete in the form attached hereto as EXHIBIT J (each, an "Employment Agreement"), with BUC or one of the BUC Subsidiaries, which shall become effective on the Closing Date.



                                 ARTICLE XII.

                                 MISCELLANEOUS

      Section 12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the indemnities set forth in Sections 4.2 and 5.3 of this Agreement, the representations, warranties, covenants and indemnities of BUC and Texas Central contained in this Agreement shall not survive the Effective Date.

      Section 12.2 EXPENSES. Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement. Except as to a fee to be paid by Texas Central and expensed and fully accrued on its books prior to the Effective Date to SAMCO, not to exceed $500,000 which will be paid by Texas Central but will not be deducted from the Merger Consideration referenced Section 1.6, each party agrees to indemnify the other parties against any cost, expense or liability (including reasonable attorney's fees) in respect of any claim made by any party for a broker's or finder's fee in connection with this transaction other than one based on communications between the party and the claimant seeking indemnification. BUC and Texas Central further agree that, except for the fee to be paid by Texas Central to SAMCO, all legal, accounting and other fees and expenses incurred by Texas Central in connection with this Agreement in excess of $100,000 will be deducted from the total Merger Consideration to be paid by BUC under Section 1.6, above. All such legal, accounting or other fees and expenses will be expensed and fully accrued on the books of Texas Central prior to the Effective Date. BUC and Texas Central also agree that any fees, expenses and payments associated with the funding or payment of the bonuses, incentive compensation plans and vacation pay required by Sections 5.13 and 5.14 will be the responsibility of Texas Central, will not be deducted from the Merger Consideration, will not be included in the calculation of fees and expenses in the previous sentence and will be expensed and fully accrued on the books of Texas Central and discharged prior to the Effective Date.

      Section 12.3 NOTICES. Any notice given hereunder shall be in writing and shall be delivered in person or mailed by first class mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:


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
      If to BUC:

            Bank United Corp.
            3200 Southwest Freeway, Suite 1600
            Houston, Texas 77027
            P.O. Box 1370
            Houston, Texas 77251-1370
            Attention: F. William Bonito
            Fax: (713) 543-7949

      With a copy to:

            Bank United Corp.
            3200 Southwest Freeway, Suite 1600
            Houston, Texas 77027
            P.O. Box 1370
            Houston, Texas 77251-1370
            Attention: Randolph C. Henson
            Fax: (713) 543-6469

      If to Texas Central:

            Texas Central  Bancshares, Inc.
            8144 Walnut Hill Lane
            Dallas, Texas 75231
            Attention: Michael Ruff
            Fax: (214) 691-8638

      With a copy to:

            Joseph M. Ford
            Ford, Fritz, Byrne & Head, L.L.P.
            98 San Jacinto Boulevard, Suite 2000
            Austin, Texas 78701-4286
            Fax:  (512) 477-5267

All notices sent by mail as provided above shall be deemed delivered five (5) days after deposit in the mail. All notices sent by facsimile or courier as provided above shall be deemed delivered one day after being sent. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided.

      Section 12.4 CONTROLLING LAW. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Texas and, to the extent applicable, by the laws of the United States.

      Section 12.5 HEADINGS. The table of contents, headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

      Section 12.6 MODIFICATIONS OR WAIVER. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.

      Section 12.7 SEVERABILITY. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of the Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

      Section 12.8 CONSOLIDATION OF AGREEMENTS. All understandings and agreements heretofore made between the parties hereto are merged in this Agreement which (together with any agreements executed by the parties hereto contemporaneously with or, if contemplated hereby, subsequent to the execution of this Agreement) shall be the sole expression of the agreement of the parties respecting the Acquisition Merger. Each party to this agreement acknowledges that, in executing and delivering this Agreement, it has relied only on the written representations, warranties and promises of the other parties hereto that are contained herein or in the other agreements executed by the parties contemporaneously with or, if contemplated hereby, subsequent to the execution of this Agreement, and has not relied on the oral statements of any other party or its representatives.

      Section 12.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

      Section 12.10 ASSIGNMENT; BINDING ON SUCCESSORS. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, trustees, administrators, guardians, successors and permitted assigns, but shall not be assigned by any party without the prior written consent of the other parties.

      Section 12.11 GENDER; PLURALS. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires. Defined terms may be used in either the singular or plural form as indicated by the applicable syntax, but the meaning of which shall not be affected thereby.

      Section 12.12 DISCLOSURES. Any disclosure made in any document delivered pursuant to this Agreement or referred to or described in writing in any section of this Agreement or any schedule attached hereto shall be deemed to be disclosure for purposes of any section herein or schedule hereto.

      Section 12.13 PUBLICITY. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the matters contemplated by this Agreement, the timing and content of any announcements, press releases or other public statements (whether written or oral) concerning this Agreement or the Acquisition Merger will occur upon, and be determined by, the mutual consent of BUC and Texas Central; provided, however, that a mutually agreed release regarding the Acquisition Agreement shall be made promptly upon the execution of this Agreement.

      Section 12.14 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

      Section 12.15 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require any party hereto or their respective affiliates to take any action which would violate applicable law, (whether statutory or common law), rule or regulation.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                    BANK UNITED CORP.


                                    /s/ BARRY C. BURKHOLDER
                                    By: BARRY C. BURKHOLDER
                                    Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER
ATTEST:


By:   /s/ RANDOLPH C. HENSON
           Randolph C. Henson


                                    BUC ACQUISITION CORPORATION II


                                    /s/ BARRY C. BURKHOLDER
                                    By: BARRY C. BURKHOLDER
                                    Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATTEST:


By:   /s/ RANDOLPH C. HENSON
           Randolph C. Henson

                                    TEXAS CENTRAL BANCSHARES, INC.



                                    /s/ MICHAEL A.RUFF
                                    By: MICHAEL A. RUFF
                                    Its: CHAIRMAN

ATTEST:


By:   /s/ RANDOLPH C. HENSON